UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 20, 2012

(Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 20, 2012, Laboratory Corporation of America Holdings issued a press release announcing its plans to offer, subject to market and other conditions, senior notes that are expected to be issued in two tranches with maturities of 5 and 10 years (the “Notes”). The Notes will be senior unsecured obligations and will rank equally with LabCorp’s existing and future senior unsecured debt. A copy of the press release is being furnished with this Form 8-K as Exhibit 99.1.

LabCorp intends to use the net proceeds of this offering to repay certain amounts outstanding under its existing credit facility dated December 21, 2011, and for general corporate purposes.

The joint book-running managers for the offering are BofA Merrill Lynch and Credit Suisse. The offering will be made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). A copy of the prospectus and related prospectus supplement may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, 7th Floor, New York, New York 10080 or by calling toll-free 1-800-294-1322 or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010 or by calling toll-free 1-800-221-1037 or by emailing: newyork.prospectus@credit-suisse.com.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit 99.1             Press Release dated August 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings

Date: August 20, 2012	By:	/s/ F. Samuel Eberts III
F. Samuel Eberts III
Chief Legal Officer and Secretary

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